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                                                                   EXHIBIT (a.6)

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                             HEARTLAND GROUP, INC.

         Heartland Group, Inc. ("Heartland Group"), a corporation organized and existing under the laws of the State of Maryland, is filing these Articles of Amendment to its Articles of Incorporation for the following purposes:

         To change the name of Heartland U.S. Government Securities Fund, a series of Heartland Group, to Heartland Government Fund. This amendment was approved by a majority of the entire Board of Directors of Heartland Group at a meeting on February 11, 1999, pursuant to Section 2-605(a)(4) of the Maryland General Corporation Law, and this amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders. Heartland Group is an open-end investment company under the Investment Company Act of 1940.

                                        HEARTLAND GROUP, INC.


                                        By:___________________________________
                                           William J. Nasgovitz, President

                                        Attest:


                                        By:___________________________________
                                           Lois J. Schmatzhagen, Secretary

Dated: April 28, 1999.

STATE OF WISCONSIN         )
                           ) SS
COUNTY OF MILWAUKEE        )

         On this 28th day of April, 1999, before me, a Notary Public for the State and County set forth above, personally came William J. Nasgovitz, as President of Heartland Group, Inc., and Lois J. Schmatzhagen, as Secretary of Heartland Group, Inc., and in their said capacities each acknowledged the foregoing Articles of Amendment to be the act and deed of said

                                    (a.6)-1
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corporation and further acknowledged that, to the best of their knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         IN WITNESS WHEREOF, I have signed below in my own hand and attached my official seal on the day and year set forth above.

                                     -------------------------------------------
                                     Notary Public
(SEAL)
                                     My Commission Expires____________________

                                    (a.6)-2